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                                                                   EXHIBIT 23.11

                         INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the use in this Registration Statement of Resource Bancshares Mortgage Group, Inc. on Form S-4 of our report dated May 8, 1995 with respect to the combined financial statements of each of GF Mortgage Corp. and GF Property Corp. appearing in the Prospectus, forming a part of this Registration Statement, and to the reference to our Firm under the heading "Experts" in such Prospectus.

                                          KEMPISTY & COMPANY CPAs PC

                                          Kempisty & Company
                                          Certified Public Accountants PC

New York, New York
June 17, 1997